Exhibit 99.2
3rd Quarter 2016

Third Quarter 2016

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws.   All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.  Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.   The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2015 and in subsequent filings with the SEC;  conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount; risk factors related to the Company’s proposed merger, including the risk factors discussed in the Joint Proxy Statement/Prospectus dated September 30, 2016; of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s prior condominium for-sale housing business, including warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and for development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans;  the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures,  properties in which it has joint ownership and corporations and limited partnerships in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; or any breach of the Company’s privacy or information security systems.  Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, the Company’s Joint Proxy Statement/Prospectus dated September 30, 2016 and may be discussed in subsequent filings with the SEC.  The risk factors discussed in Form 10-K under the caption “Risk Factors” and those discussed in the Joint Proxy Statement/Prospectus are specifically incorporated by reference into this document.

Supplemental Financial Data	Page 2

3rd Quarter 2016

Consolidated Statements Of Operations

(In thousands, except per share data) - (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues
Rental	$95,330	$91,802	$281,298	$268,831
Other property revenues	5,986	5,628	17,651	16,874
Other	273	337	828	924
Total revenues	101,589	97,767	299,777	286,629

Expenses
Property operating and maintenance (exclusive of items
shown separately below)	42,110	42,707	128,761	124,342
Depreciation	23,949	22,073	69,452	64,748
General and administrative	4,474	4,622	13,121	13,989
Investment and development (1)	44	73	102	583
Other investment costs (1)	87	165	240	453
Merger expenses (2)	6,468	-	6,468	-
Other expenses (3)	-	-	400	-
Total expenses	77,132	69,640	218,544	204,115

Operating income	24,457	28,127	81,233	82,514

Interest income	-	34	1	158
Interest expense	(7,427)	(8,217)	(22,727)	(24,631)
Equity in income of unconsolidated real estate entities, net	921	603	2,153	1,568
Gains on sales of real estate assets, net (4)	-	-	-	1,475
Other income (expense), net	(316)	(357)	(821)	(1,061)
Net loss on extinguishment of indebtedness (5)	-	-	-	(197)
Net income	17,635	20,190	59,839	59,826
Noncontrolling interests - Operating Partnership	(37)	(43)	(126)	(126)
Net income available to the Company	17,598	20,147	59,713	59,700
Dividends to preferred shareholders	(922)	(922)	(2,766)	(2,766)
Net income available to common shareholders	$16,676	$19,225	$56,947	$56,934

Per common share data - Basic (6)
Net income available to common shareholders	$0.31	$0.35	$1.06	$1.04
Weighted average common shares outstanding - basic	53,384	54,326	53,442	54,409
Per common share data - Diluted (6)
Net income available to common shareholders	$0.31	$0.35	$1.06	$1.04
Weighted average common shares outstanding - diluted	53,403	54,342	53,459	54,425

See Notes to Consolidated Financial Statements on page 6

Supplemental Financial Data	Page 3

3rd Quarter 2016

Funds From Operations And Adjusted Funds From Operations

(In thousands, except per share data) - (Unaudited)

Funds From Operations

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Nine months ended
	September 30,		September 30,
Funds From Operations (9)	2016	2015	2016	2015
Net income available to common shareholders	$16,676	$19,225	$56,947	$56,934
Noncontrolling interests - operating partnership unitholders	37	43	126	126
Depreciation on consolidated real estate assets, net	23,580	21,712	68,367	63,697
Depreciation on real estate assets held in unconsolidated entities	151	300	755	899
Gains on sales of depreciable real estate assets	-	-	-	(1,475)
Funds from operations available to common
shareholders and unitholders (9) (A)	$40,444	$41,280	$126,195	$120,181

Per Common Share/Unit Data - Diluted (9)
Funds from operations per share or unit, as defined (A÷B)	$0.75	$0.76	$2.35	$2.20
Dividends declared	$0.47	$0.44	$1.41	$1.28
Weighted average shares outstanding (7)	53,524	54,478	53,582	54,556
Weighted average shares and units outstanding (7) (B)	53,640	54,599	53,701	54,677

Adjusted Funds From Operations

The Company uses adjusted funds from operations as a supplemental non-GAAP measure.  The Company defines adjusted funds from operations as funds from operations less operating capital expenditures and after adjusting for the impact of debt extinguishment losses, if any.  A reconciliation of adjusted funds from operations to the line on the Company’s consolidated statement of cash flows entitled, “net cash provided by operating activities,” the comparable GAAP measure, is included in Table 1 on page 22.

	Three months ended		Nine months ended
	September 30,		September 30,
Adjusted Funds From Operations (8) (9)	2016	2015	2016	2015
Funds from operations available to common
shareholders and unitholders	$ 40,444	$ 41,280	$ 126,195	$ 120,181
Annually recurring capital expenditures	(5,122)	(5,406)	(14,786)	(11,545)
Periodically recurring capital expenditures	(1,354)	(2,003)	(4,470)	(4,526)
Net loss on early extinguishment of indebtedness	-	-	-	197
Adjusted funds from operations available to common
shareholders and unitholders (8) (9)	$ 33,968	$ 33,871	$ 106,939	$ 104,307

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

Supplemental Financial Data	Page 4

3rd Quarter 2016

Consolidated Balance Sheets

(In thousands, except per share data) - (Unaudited)

	September 30,	December 31,
	2016	2015

Assets
Real estate assets
Land	$325,842	$322,566
Building and improvements	2,436,953	2,406,425
Furniture, fixtures and equipment	350,862	329,854
Construction in progress	243,334	151,270
Land held for future investment	16,730	16,730
	3,373,721	3,226,845
Less: accumulated depreciation	(1,091,705)	(1,023,652)
Total real estate assets	2,282,016	2,203,193
Investments in and advances to unconsolidated real estate entities	3,645	3,856
Cash and cash equivalents	5,060	28,611
Restricted cash	4,039	3,881
Other assets	30,943	27,708
Total assets	$2,325,703	$2,267,249

Liabilities, redeemable common units and equity
Indebtedness	$947,376	$884,954
Accounts payable, accrued expenses and other	112,321	74,855
Investments in unconsolidated real estate entities	15,509	15,873
Dividends and distributions payable	25,202	23,819
Accrued interest payable	7,962	4,051
Security deposits and prepaid rents	14,629	13,537
Total liabilities	1,122,999	1,017,089

Redeemable common units	7,477	7,133

Commitments and contingencies
Equity
Company shareholders' equity
Preferred stock, $.01 par value, 20,000 authorized: 8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized: 54,632 and 54,632 shares issued and 53,509 and 54,012 shares outstanding at September 30, 2016 and December 31, 2015, respectively	546	546
Additional paid-in-capital	1,120,204	1,117,627
Accumulated earnings	148,149	167,791
Accumulated other comprehensive income (loss)	(5,227)	(3,356)
	1,263,681	1,282,617
Less common stock in treasury, at cost, 1,207 and 706 shares at September 30, 2016 and December 31, 2015, respectively	(70,760)	(41,135)
Total Company shareholders' equity	1,192,921	1,241,482
Noncontrolling interests - consolidated real estate entities	2,306	1,545
Total equity	1,195,227	1,243,027
Total liabilities, redeemable common units and equity	$2,325,703	$2,267,249

Supplemental Financial Data	Page 5

3rd Quarter 2016

Notes to Consolidated Financial Statements

And Reconciliation of Funds From Operations and Adjusted Funds From Operations

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects.  Other investment costs primarily include land carry costs, principally property taxes and assessments.

2)

In connection with the proposed merger transaction with MAA, the Company incurred legal, investment banking and other transaction costs (“Merger expenses”) totaling $6,468 for the three and nine months ended September 30, 2016.

3)

Other expenses for the nine months ended September 30, 2016 included $150 related to the upgrade of the Company’s human resources information system and $250 of casualty losses related to extreme weather conditions in one of the Company’s Texas markets.

4)

In 2015, the Company sold its remaining condominium retail asset and recognized a gain of $1,773.  Additionally in 2015, gains on sales of real estate assets included state tax expense of $298 related to an asset sale.

5)

In January 2015, the Company refinanced its unsecured lines of credit and term loan facilities. In connection with the refinancing, the Company recognized an extinguishment loss of $197 related to the write-off of a portion of unamortized deferred loan costs.

6)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of September 30, 2016, there were 53,622 Operating Partnership units outstanding, of which 53,509, or 99.8%, were owned by the Company.

7)

Diluted weighted average shares and units include the impact of dilutive securities totaling 19 and 16 for the three months and 17 and 16 for the nine months ended September 30, 2016 and 2015, respectively.  Additionally, diluted weighted average shares and units include the impact of non-vested shares and units totaling 121 and 136 for the three months and 123 and 131 for the nine months ended September 30, 2016 and 2015, respectively, for the computation of FFO per share.  Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

8)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $304 and $400 for the three months and $1,158 and $942 for the nine months ended September 30, 2016 and 2015, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

Previously reported adjusted funds from operations included an adjustment to add back non-cash, straight-line ground rent.  Non-cash, straight-line ground rent was $112 and $339 for the three and nine months ended September 30, 2015, respectively.

9)	FFO and AFFO for the three and nine months ended September 30, 2016 included merger-related expenses of $6,468, or $0.12 per diluted share.

Supplemental Financial Data	Page 6

3rd Quarter 2016

Fully Stabilized (“Same Store”) Results

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those communities which have reached stabilization prior to the beginning of the previous calendar year.  Same store net operating income is a supplemental non-GAAP financial measure.  See Table 2 on page 23 for a reconciliation of same store net operating income to GAAP net income.  The operating performance and capital expenditures of the 52 communities containing 19,819 apartment units which were fully stabilized as of January 1, 2015, are summarized in the table below.

	Three months ended			Nine months ended
	September 30,		%	September 30,		%
	2016	2015	Change	2016	2015	Change
Revenues:
Rental and other revenue	$ 89,429	$ 87,233	2.5%	$ 265,515	$ 257,440	3.1%
Utility reimbursements	2,956	2,747	7.6%	8,544	7,891	8.3%
Total rental and other revenues	92,385	89,980	2.7%	274,059	265,331	3.3%
Property operating and maintenance expenses:
Personnel expenses	7,041	7,187	(2.0)%	21,648	21,566	0.4%
Utility expense	4,895	4,717	3.8%	13,160	13,034	1.0%
Real estate taxes and fees	13,118	14,575	(10.0)%	43,097	43,162	(0.2)%
Insurance expenses	1,462	1,371	6.6%	4,388	4,075	7.7%
Building and grounds repairs and maintenance (1)	5,096	4,943	3.1%	15,871	14,769	7.5%
Ground lease expense	230	230	-	690	690	-
Other expenses	2,479	2,539	(2.4)%	7,442	7,016	6.1%
Total property operating and maintenance expenses
(excluding depreciation and amortization)	34,321	35,562	(3.5)%	106,296	104,312	1.9%
Same store net operating income	$ 58,064	$ 54,418	6.7%	$ 167,763	$ 161,019	4.2%
Same store net operating income margin	62.9%	60.5%	2.4%	61.2%	60.7%	0.5%
Capital expenditures (2)
Annually recurring	$ 4,927	$ 5,218	(5.6)%	$ 14,380	$ 11,185	28.6%
Periodically recurring	789	1,587	(50.3)%	2,929	3,676	(20.3)%
Total capital expenditures (A)	$ 5,716	$ 6,805	(16.0)%	$ 17,309	$ 14,861	16.5%
Total capital expenditures per unit
(A ÷ 19,819 units)	$ 288	$ 343	(16.0)%	$ 873	$ 750	16.4%
Average monthly rental rate per unit (3)	$ 1,492	$ 1,456	2.5%	$ 1,482	$ 1,446	2.5%
Gross turnover (4)	54.5%	55.0%	(0.5)%	52.2%	51.8%	0.4%
Net turnover (5)	50.2%	50.2%	-	47.9%	47.2%	0.7%
Percentage rent increase - new leases (6)	1.1%	1.2%	(0.1)%	1.2%	1.4%	(0.2)%
Percentage rent increase - renewed leases (6)	4.5%	4.7%	(0.2)%	4.7%	4.3%	0.4%

1)

Building and ground repairs and maintenance includes $103 and $432 for the three months ended and $754 and $1,165 for the nine months ended September 30, 2016 and 2015, respectively, related to painting of communities.

2)

See Table 7 on page 30 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.  See Table 3 on page 24 for further information.

4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
6)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.  Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

Supplemental Financial Data	Page 7

3rd Quarter 2016

Fully Stabilized (“Same Store”) Results (con’t)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Third Quarter 2016 to Third Quarter 2015 (1)

(Increase (decrease) between periods)

	Three months ended				Nine months ended
	September 30, 2016				September 30, 2016
Market	Revenues	Expenses	NOI	Average Economic Occupancy	Revenues	Expenses	NOI	Average Economic Occupancy
Atlanta	4.3%	(12.0)%	14.2%	0.1%	4.0%	(2.1)%	7.9%	(0.3)%
Dallas	2.9%	6.8%	(0.1)%	0.2%	3.4%	6.7%	0.8%	0.5%
Houston	(9.5)%	(5.5)%	(12.7)%	(5.7)%	(4.7)%	1.0%	(9.0)%	(2.1)%
Austin	2.8%	(1.6)%	7.2%	1.6%	3.7%	3.5%	3.9%	2.1%
Wash. DC Metro	0.5%	(6.0)%	4.7%	(0.4)%	1.7%	(1.4)%	3.6%	1.4%
Tampa	4.5%	(2.5)%	8.4%	0.5%	4.6%	4.0%	5.0%	0.0%
Orlando	3.8%	(12.1)%	15.0%	(0.5)%	5.1%	1.1%	7.6%	0.1%
Charlotte	1.9%	8.4%	(1.1)%	(0.2)%	2.7%	5.8%	1.2%	0.6%
Raleigh	7.2%	(18.8)%	26.2%	2.9%	8.6%	(4.1)%	17.3%	2.9%
Total	2.7%	(3.5)%	6.7%	(0.1)%	3.3%	1.9%	4.2%	0.4%

1)	See Table 3 on page 24 for a reconciliation of these components of same store net operating income and Table 2 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

								Avg. Rental
		% of NOI	Average Economic		Average Economic			Rate Per Unit
		Three months	Occupancy (1)		Occupancy (1)		Physical	Three months
		ended	Three months ended		Nine months ended		Occupancy at	ended
	Apartment	September 30,	September 30,		September 30,		September 30,	September 30,
Market	Units	2016	2016	2015	2016	2015	2016 (2)	2016 (3)
Atlanta	5,065	27.6%	97.6%	97.5%	96.6%	96.9%	96.1%	$ 1,458
Dallas	4,726	18.5%	97.4%	97.2%	96.8%	96.3%	96.0%	1,321
Houston	653	2.5%	89.6%	95.3%	90.9%	93.0%	88.8%	1,438
Austin	935	4.1%	96.2%	94.6%	95.8%	93.7%	95.4%	1,600
Wash. DC Metro	2,645	17.3%	96.7%	97.1%	96.4%	95.0%	96.5%	1,901
Tampa	2,342	13.1%	97.5%	97.0%	97.2%	97.2%	95.7%	1,567
Orlando	1,308	7.1%	97.1%	97.6%	96.8%	96.7%	95.2%	1,563
Charlotte	1,748	8.2%	96.2%	96.4%	96.0%	95.4%	94.6%	1,336
Raleigh	397	1.6%	98.4%	95.5%	96.6%	93.7%	96.7%	1,101
Total	19,819	100.0%	96.9%	97.0%	96.4%	96.0%	95.6%	$ 1,492

1)

Average economic occupancy is defined as gross potential rent plus other rental fees less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.  Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts.  Average economic occupancy, including these amounts, would have been 96.5% and 96.5% for the three months and 96.0% and 95.4% for the nine months ended September 30, 2016 and 2015, respectively.  For the three months ended September 30, 2016 and 2015, net concessions were $226 and $280, respectively, and employee discounts were $185 and $161, respectively. For the nine months ended September 30, 2016 and 2015, net concessions were $651 and $1,037, respectively, and employee discounts were $554 and $482, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.  See Table 3 on page 24 for further information.

Supplemental Financial Data	Page 8

3rd Quarter 2016

Fully Stabilized (“Same Store”) Results (con’t)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results – Comparison of Third Quarter 2016 to Second Quarter 2016

	Three months ended
	September 30,	June 30,	%
	2016	2016	Change
Revenues:
Rental and other revenue	$ 89,429	$ 88,653	0.9%
Utility reimbursements	2,956	2,779	6.4%
Total rental and other revenues	92,385	91,432	1.0%
Property operating and maintenance expenses:
Personnel expenses	7,041	7,150	(1.5)%
Utility expense	4,895	4,161	17.6%
Real estate taxes and fees	13,118	14,959	(12.3)%
Insurance expenses	1,462	1,464	(0.1)%
Building and grounds repairs and maintenance (1)	5,096	5,936	(14.2)%
Ground lease expense	230	230	0.0%
Other expenses	2,479	2,583	(4.0)%
Total property operating and maintenance expenses
(excluding depreciation and amortization)	34,321	36,483	(5.9)%
Same store net operating income (2)	$ 58,064	$ 54,949	5.7%
Average economic occupancy	96.9%	96.2%	0.7%
Average monthly rental rate per unit	$ 1,492	$ 1,483	0.6%

1)	Building and grounds repairs and maintenance includes $103 and $326 for the three months ended September 30, 2016 and June 30, 2016, respectively, related to painting of communities.
2)	See Table 3 on page 24 for a reconciliation of these components of same store net operating income and Table 2 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Third Quarter of 2016 to Second Quarter of 2016 (1)

(Increase (decrease) between periods)

Market	Revenues	Expenses	NOI	Average Economic Occupancy
Atlanta	1.8%	(15.4)%	12.4%	1.5%
Dallas	2.2%	(1.6)%	5.5%	1.3%
Houston	(4.8)%	(3.1)%	(6.3)%	(2.2)%
Austin	0.9%	(4.0)%	5.9%	0.9%
Washington, D.C. Metro	0.2%	1.3%	(0.5)%	(0.2)%
Tampa	1.0%	(10.2)%	7.6%	0.8%
Orlando	0.9%	(6.5)%	5.3%	0.9%
Charlotte	0.6%	0.3%	0.8%	(0.2)%
Raleigh	(0.7)%	(5.3)%	1.7%	1.7%
Total	1.0%	(5.9)%	5.7%	0.7%

1)	See Table 3 on page 24 for a reconciliation of these components of same store net operating income and Table 2 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Supplemental Financial Data	Page 9

3rd Quarter 2016

Operating Community Data

(Unaudited)

			Avg.	Q3 2016		Q3 2016
Market /	Yr. Completed /		Unit	Avg. Monthly Rent		Average
Submarket /	Yr. of Substantial	No. of	Size	Per	Per	Economic
Community	Renovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Atlanta
Buckhead / Brookhaven
Post Alexander ReserveTM	2008	307	1,015	$1,803	$1.78	98.0%
The High Rise at Post AlexanderTM (3)	2015	340	830	1,951	2.35	84.3%
Post Brookhaven®	1990-1992	735	933	1,332	1.43	98.2%
Post Chastain®	1990 / 2008	558	866	1,400	1.62	98.0%
Post Collier Hills® (1)(2)	1997	396	948	1,329	1.40	95.5%
Post Gardens®	1998	397	1,039	1,421	1.37	97.1%
Post Glen® (2)	1997	314	1,076	1,494	1.39	98.4%
Post Lindbergh® (1)(2)	1998	396	909	1,375	1.51	97.1%
Post Peachtree Hills®	1992-1994 / 2009	300	978	1,506	1.54	97.7%
Post StratfordTM	2000	250	1,000	1,458	1.46	94.0%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,370	1.32	97.8%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,435	1.43	97.4%

Midtown
Post ParksideTM	2000	188	886	1,669	1.88	96.9%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,263	1.22	97.6%
Post Riverside®	1998	522	1,059	1,714	1.62	97.7%
Post SpringTM	2000	452	977	1,199	1.23	97.8%

Dallas
North Dallas
Post Addison CircleTM	1998-2000	1,334	846	1,212	1.43	98.0%
Post EastsideTM	2008	435	912	1,298	1.42	98.3%
Post Legacy	2000	384	810	1,207	1.49	96.6%
Post Sierra at Frisco BridgesTM	2009	268	896	1,225	1.37	96.5%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	2,095	1.71	93.8%
Post Cole’s CornerTM	1998	186	800	1,260	1.58	97.7%
Post GalleryTM	1999	34	2,307	3,091	1.34	97.1%
Post HeightsTM	1998 -1999 / 2009	368	845	1,406	1.66	97.7%
Post Katy TrailTM	2010	227	898	1,699	1.89	96.4%
Post MeridianTM	1991	133	780	1,565	2.01	96.9%
Post SquareTM	1996	217	856	1,435	1.68	96.6%
Post Uptown VillageTM	1995-2000	496	736	1,193	1.62	98.0%
Post VineyardTM	1996	116	733	1,228	1.67	97.5%
Post VintageTM	1993	160	750	1,292	1.72	97.9%
Post WorthingtonTM	1993 / 2008	334	820	1,487	1.81	96.9%

Houston
Post 510TM	2014	242	857	1,515	1.77	97.4%
Post Midtown Square®	1999-2000, 2013	653	783	1,438	1.84	89.6%

Supplemental Financial Data	Page 10

3rd Quarter 2016

Operating Community Data (con’t)

(Unaudited)

			Avg.	Q3 2016		Q3 2016
Market /	Yr. Completed /		Unit	Avg. Monthly Rent		Average
Submarket /	Yr. of Substantial	No. of	Size	Per	Per	Economic
Community	Renovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Austin
Post Barton CreekTM	1998	160	1,162	$1,849	$1.59	96.1%
Post Park MesaTM	1992	148	1,091	1,580	1.45	95.3%
Post South LamarTM	2012	298	853	1,574	1.85	97.0%
Post West AustinTM	2009	329	889	1,511	1.70	95.9%

Washington D.C. Metro
Maryland
Post Fallsgrove	2003	361	983	1,709	1.74	96.4%
Post Park®	2010	396	975	1,671	1.71	94.8%

Virginia
Post Carlyle SquareTM	2006, 2013	549	890	2,247	2.52	95.1%
Post Corners at Trinity Centre (2)	1996	336	994	1,599	1.61	98.3%
Post Pentagon RowTM	2001	504	853	2,222	2.61	97.8%
Post Tysons CornerTM	1990	499	807	1,719	2.13	98.0%

Washington D.C.
Post Massachusetts AvenueTM (1)(2)	2002	269	883	3,358	3.80	96.4%

Tampa
Post Bay at Rocky PointTM	1997	150	1,012	1,577	1.56	98.9%
Post Harbour PlaceTM	1999-2002	578	920	1,653	1.80	97.5%
Post Hyde Park® (2)	1996, 2008	467	1,011	1,614	1.60	98.0%
Post Rocky Point®	1996-1998	916	1,031	1,417	1.37	96.6%
Post Soho SquareTM	2014	231	880	1,844	2.10	98.9%

Orlando
Post Lake® at Baldwin Park	2004-2007, 2013	760	1,013	1,596	1.58	97.6%
Post LakesideTM	2013	300	1,070	1,445	1.35	96.6%
Post ParksideTM	1999	248	867	1,603	1.85	96.2%

Charlotte
Post Ballantyne	2004	323	1,252	1,277	1.02	96.3%
Post Gateway PlaceTM	2000	436	804	1,182	1.47	95.7%
Post Park at Phillips Place®	1998	402	1,101	1,495	1.36	96.2%
Post South EndTM	2009	360	847	1,453	1.72	97.0%
Post Uptown PlaceTM	2000	227	800	1,246	1.56	95.8%

Raleigh
Post Parkside at WadeTM - Phase I	2013	397	875	1,101	1.26	98.5%
Post Parkside at WadeTM - Phase II (3)	2016	406	910	1,174	1.29	16.6%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	During the period, these communities or portions thereof, were in lease-up.

Supplemental Financial Data	Page 11

3rd Quarter 2016

Debt Summary

(In thousands) - (Unaudited)

Summary of Outstanding Debt at September 30, 2016 - Consolidated

		Percentage	Weighted Average
Type of Indebtedness	Balance	of Total Debt	Stated Rate (1)
Unsecured fixed rate senior notes	$400,000	42.1%	3.9%
Unsecured bank term loan	300,000	31.5%	2.7%
Secured fixed rate notes	187,267	19.7%	6.0%
Unsecured revolving lines of credit	63,857	6.7%	1.6%
Total principal outstanding	$951,124	100.0%	3.8%
Less: debt issuance costs	(3,748)
Total indebtedness	$947,376

		Percentage	Weighted Average
	Balance	of Total Debt	Maturity (2)
Total fixed rate debt	$887,267	93.3%	3.5
Total variable rate debt - unhedged	63,857	6.7%	2.3
Total principal outstanding	$951,124	100.0%	3.4
Less: debt issuance costs	(3,748)
Total indebtedness	$947,376

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
			Weighted Avg.		Company	Weighted Avg.
Aggregate debt maturities by year	Balance		Stated Rate (1)	Balance	Share	Stated Rate (1)
Remainder of 2016	$801		6.0%	$-	$-	-
2017	153,296		4.8%	85,723	21,431	5.6%
2018	3,502		6.0%	41,000	10,250	5.7%
2019	243,525	(3)	4.8%	51,000	17,850	3.5%
2020	300,000	(4)	2.7%	-	-	-
Thereafter	250,000		3.4%	-	-	-
Total principal outstanding	$951,124		3.8%	$177,723	$49,531	5.0%

1)

Weighted average rate includes credit enhancements and other fees, where applicable.  The weighted average rates at September 30, 2016 are based on the debt outstanding at that date.  The weighted average interest rate of the unsecured bank term loan represents the effective stated fixed interest rate based on outstanding borrowings as of September 30, 2016, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)

Includes $63,857 outstanding on unsecured revolving lines of credit.  At September 30, 2016, the Company’s lines of credit bear interest at LIBOR plus 1.05% and mature in 2019 with a one year extension option.

4)

Includes an unsecured bank term loan that matures in January 2020.  The blended effective stated interest rate, after considering the impact of interest rate swap arrangements that hedge this debt, is 2.69% through January 2018, the termination date of four interest rate swaps. From January 2018 to January 2020, the term loan is swapped to an effective stated interest rate of 2.52%. The underlying term loan bears interest at the stated rate of LIBOR plus 1.15%.

Supplemental Financial Data	Page 12

3rd Quarter 2016

Debt Summary (con’t)

(In thousands) - (Unaudited)

Debt Statistics	Nine months ended
	September 30,
	2016	2015
Interest coverage ratio (1)	7.0x	6.1x
Interest coverage ratio (including capitalized interest) (1)	5.7x	5.4x
Fixed charge coverage ratio (2)	6.2x	5.5x
Fixed charge coverage ratio (including capitalized interest) (2)	5.2x	4.9x
Total debt to annualized income available for debt service ratio (3)	4.5x	4.5x
Total debt as a % of undepreciated real estate assets
(adjusted for joint venture partner's share of debt) (4)	29.0%	28.9%
Total debt and preferred equity as a % of undepreciated real
estate assets (adjusted for joint venture partner's share of debt) (4)	30.3%	30.2%

1)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure.  A reconciliation of net income available for debt service to net income, and interest expense to adjusted interest expense is included in Table 6 on page 29.

2)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders.  The calculation of the fixed charge coverage ratio is a non-GAAP financial measure.  A reconciliation of net income available for debt service to net income and fixed charges to adjusted interest expense plus dividends to preferred shareholders is included in Table 6 on page 29.

3)	A computation of this ratio is included in Table 6 on page 29.
4)	A computation of these debt ratios is included in Table 5 on page 28.

Senior Unsecured Public Notes Debt Ratings

Moody’s – Baa2 (stable)

Standard & Poor’s – BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

As of
Covenant requirements, as defined (1)	September 30, 2016
Consolidated Debt to Total Assets cannot exceed 60%	28%
Secured Debt to Total Assets cannot exceed 40%	5%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.2x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	7.0x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed in Table 4 on page 26.

Supplemental Financial Data	Page 13

3rd Quarter 2016

Summary Of Apartment Communities Under Development,

Land Held For Future Investment and acquisitions/disposition activity

(In millions, except units, square footage and acreage) – (Unaudited)

Communities Under Development

			Estimated			Estimated	Costs	Quarter	Estimated
		Number	Average	Estimated	Estimated	Total	Incurred	of First	Quarter of
		of	Unit Size	Retail	Total	Cost Per	as of	Units	Stabilized	Percent
Community	Location	Units	Sq. Ft. (1)	Sq. Ft. (1)	Cost (2)	Sq. Ft. (3)	9/30/2016	Available	Occup. (4)	Leased (5)
Under construction
Post Parkside at WadeTM, II	Raleigh, NC	406	910	-	$58.3	$158	$52.6	2Q 2016	3Q 2017	49.0%
Post Afton OaksTM	Houston, TX	388	867	-	79.9	238	72.3	4Q 2016	1Q 2018	2.8%
Post South LamarTM, II	Austin, TX	344	734	5,800	65.6	254	39.5	2Q 2017	3Q 2018	N/A
Post Millennium MidtownTM (6)	Atlanta, GA	332	926	-	90.6	295	36.4	3Q 2017	4Q 2018	N/A
Post River NorthTM (7)	Denver, CO	358	818	-	88.2	301	39.2	3Q 2017	4Q 2018	N/A
Post Centennial ParkTM	Atlanta, GA	438	808	-	96.0	271	28.2	1Q 2018	2Q 2019	N/A
Total		2,266		5,800	$478.6		$268.2

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy or (ii) one year after completion of construction.
5)	Represents unit status as of October 29, 2016.
6)

Unit count for Post Millennium Midtown™ was reduced from 356 units to 332 units and the estimated average unit size was increased from 864 square feet to 926 square feet resulting from unit combinations to incorporate larger floor plans in the community based on market demand.

7)

The Company owns a 92.5% interest in an entity which is developing Post River North™. Total estimated cost represents aggregate costs of the joint venture and excludes any future promoted interest to the developer.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds.  There can be no assurance that projects held for future investment will be developed in the future or at all.

		Carrying Value	Estimated
		at Sept. 30, 2016	Usable
Project	Metro Area	(in thousands)	Acreage
Centennial Park II	Atlanta, GA	$5,953	1.7
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade III	Raleigh, NC	2,510	5.4
Other land parcels	Atlanta, GA	2,787	10.2
Total Land Held for Future Investment		$16,730	22.7

Acquisition/Disposition Activity - Current and Prior Year

None

Supplemental Financial Data	Page 14

3rd Quarter 2016

Capitalized Costs Summary

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment communities.  In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets.  All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development, construction, and major rehabilitation.  The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects.  The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes.  Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress.  The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy.  This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy.  In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three and nine months ended September 30, 2016 and 2015 is provided below.

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
New community development and acquisition activity (1)	$42,502	$38,908	$104,881	$87,453
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating
improvements (2)	3,416	3,707	9,388	7,653
Other community additions and improvements (3)	1,354	2,003	4,470	4,526
Annually recurring capital expenditures
Carpet replacements and other community additions and
improvements (4)	5,122	5,406	14,786	11,545
Corporate additions and improvements	304	400	1,158	942
	$52,698	$50,424	$134,683	$112,119

Other Data
Capitalized interest	$2,064	$1,109	$5,463	$3,328
Capitalized development and associated costs (5)	$1,394	$1,237	$4,221	$3,585

1)	Reflects aggregate community acquisition and new community development costs.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)

Represents community improvement expenditures that generally occur less frequently than on an annual basis. Amounts include second generation leasing costs on commercial properties of $100 and $87 for the three months and $438 and $250 for the nine months ended September 30, 2016 and 2015, respectively.

4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Supplemental Financial Data	Page 15

3rd Quarter 2016

Investments In Unconsolidated Real Estate Entities

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting.  A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
				Ownership
Joint Venture Property	Location	# of Units		Interest

Post Collier Hills® (1)	Atlanta, GA	396		25%
Post Crest® (1)	Atlanta, GA	410		25%
Post Lindbergh® (1)	Atlanta, GA	396		25%
Post Massachusetts AvenueTM	Washington, D.C.	269		35%

Financial Data
	As of
	September 30, 2016
	Gross				Company's
	Investment in	Mortgage		Entity	Equity
Joint Venture Property	Real Estate (6)	Notes Payable		Equity	Investment
Post Collier Hills® (1)	$59,188	$39,552	(2)	$9,262	$(4,268)	(1)
Post Crest® (1)	66,000	46,145	(2)	7,358	(7,302)	(1)
Post Lindbergh® (1)	66,022	40,972	(3)	14,107	(3,939)	(1)
Post Massachusetts AvenueTM	75,449	50,913	(4)	3,268	3,645
Total	$266,659	$177,582		$33,995	$(11,864)

	Three months ended				Nine months ended
	September 30, 2016				September 30, 2016
		Company's	Mgmt.			Company's	Mgmt.
	Entity	Equity in	Fees &		Entity	Equity in	Fees &
Joint Venture Property	NOI	Income (Loss)	Other		NOI	Income (Loss)	Other
Post Collier Hills® (1)	$1,158	$166			$2,843	$247
Post Crest® (1)	1,070	120			2,992	208
Post Lindbergh® (1)	1,151	158			2,883	224
Post Massachusetts AvenueTM	1,907	477			5,743	1,474
Total	$5,286	$921	$239	(5)	$14,461	$2,153	$705	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor.  The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture.  The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment.  These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet. At September 30, 2016, these apartment communities are currently under contract to be sold. There can be no assurance that any sales will close.

2)	These mortgage notes have a combined outstanding principal value of $85,723, bear interest at a stated fixed rate of 5.63% and mature in June 2017.
3)

This mortgage note has an outstanding principal value of $41,000, bears interest at a stated fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.

4)	This note has an outstanding principal value of $51,000, bears interest at a stated fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

Supplemental Financial Data	Page 16

3rd Quarter 2016

Net Asset Value Supplemental Information (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

	Three months ended			As
Income Statement Data	September 30, 2016	Adjustments		Adjusted (3)
Rental revenues	$95,330	$(1,510)	(2)	$93,820
Other property revenues	5,986	(104)	(2)	5,882
Total rental and other revenues (A)	101,316	(1,614)		99,702
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	42,110	(5,196)	(2)	36,914
Property net operating income (1) (A-B)	$59,206	$3,582		$62,788

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,991)
Assumed property capital expenditure reserve
($300 per unit per year based on 20,455 units)				(1,534)
Adjusted property net operating income				$58,263
Annualized property net operating income (C)				$233,052

Apartment units represented (D)	24,138	(3,683)	(2)	20,455

	As of			As
Other Asset Data	September 30, 2016	Adjustments		Adjusted
Cash & equivalents	$5,060	$-		$5,060
Real estate assets under construction, at cost (4)	243,334	96,416	(4)	339,750
Land held for future investment	16,730	-		16,730
Investments in and advances to unconsolidated real
estate entities (5)	3,645	(3,645)	(5)	-
Restricted cash and other assets (6)	34,982	(1,786)	(6)	33,196
Cash & other assets of unconsolidated apartment entities (7)	7,110	(5,190)	(7)	1,920
Total (E)	$310,861	$85,795		$396,656

Other Liability Data
Indebtedness (8)	$947,376	$3,748	(8)	$951,124
Investments in unconsolidated real estate entities (5)	15,509	(15,509)	(5)	-
Other liabilities (9)	160,114	(9,545)	(9)	150,569
Total liabilities of unconsolidated apartment entities (10)	181,431	(130,860)	(10)	50,571
Total (F)	$1,304,430	$(152,166)		$1,152,264

Other Data	As of September 30, 2016
	# Shares/Units	Stock Price		Implied Value
Liquidation value of preferred shares (G)				$43,392

Common shares outstanding	53,509
Common units outstanding	113
Total (H)	53,622	$66.13		$3,546,023

Implied market value of Company gross real estate
assets (I) = (F+G+H-E)				$4,345,023

Implied Portfolio Capitalization Rate (C÷I)				5.4%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”).  These measures, as adjusted, are also non-GAAP financial measures.  With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.  See Table 2 on page 23 for a reconciliation of NOI to consolidated net income.

Supplemental Financial Data	Page 17

3rd Quarter 2016

The Company presents NOI for the third quarter ended September 30, 2016, for properties stabilized as of July 1, 2016, so that a capitalization rate may be applied and an approximate value for the assets determined.  Properties not stabilized as of July 1, 2016, are presented at full undepreciated cost.  Other tangible assets and total liabilities are presented at book value. The liquidation value of preferred shares is also presented.

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended September 30, 2016, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up / development	$(1,906)	$(179)	$(1,065)	(2,606)
Company share of unconsolidated entities	2,102	143	643	(1,077)
Corporate property management expenses	-	-	(3,058)	-
Corporate apartments and other	(1,706)	(68)	(1,716)	-
	$(1,510)	$(104)	$(5,196)	(3,683)

3)

The following table summarizes the Company’s share of the  “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended September 30, 2016:

		Property Operating
		Maintenance	Property Net	Percentage
	Rental and	Expenses (ex. Depr.	Operating	of	Apartment Units /
	Other Revenues	and Amort.)	Income (NOI)	Total NOI	Commercial Sq. Ft.
Atlanta	$24,782	$7,729	$17,053	27.1%	5,365
Dallas	19,569	8,848	10,721	17.0%	4,726
Houston	3,769	1,774	1,995	3.2%	895
Austin	4,577	2,195	2,382	3.8%	935
Wash. DC Metro	16,776	6,021	10,755	17.1%	2,739
Tampa	11,393	3,762	7,631	12.2%	2,342
Orlando	6,334	2,215	4,119	6.6%	1,308
Charlotte	7,176	2,416	4,760	7.6%	1,748
Raleigh	1,353	432	921	1.5%	397
Commercial	3,973	1,522	2,451	3.9%	-
Total	$99,702	$36,914	$62,788	100.0%	20,455
Approximate commercial Sq. Ft.					689,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

The High Rise at Post AlexanderTM	$74,558
Post Parkside at WadeTM - Phase II	52,543
Post Afton OaksTM	72,279
Post South LamarTM - Phase II	39,464
Post Millennium MidtownTM	36,381
Post Centennial ParkTM	28,243
Post River NorthTM (a)	36,282
$339,750

(a)	The Company owns 92.5% of the consolidated real estate entity that owns this community. The amount above represents 92.5%

of the consolidated CIP balance for this community.

5)

The adjustments reflect reductions for investments in unconsolidated entities, as the net operating income of the Company’s respective share of such investments in unconsolidated entities is included in the adjusted net operating income reflected above.

6)	This adjustment reflects a reduction to other assets for the net debt issuance costs related to the Company’s lines of credit.
7)

The “As of September 30, 2016” amount represents cash and other assets of unconsolidated apartment entities.  The adjustment includes a reduction for the venture partners’ respective share of cash and other assets.   The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

8)	The adjustment reflects an addition of the debt issuance costs related to consolidated indebtedness. The “As Adjusted” column represents the outstanding principal value of consolidated indebtedness.
9)

The “As of September 30, 2016” amount represents of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet.  The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

10)

The “As of September 30, 2016” amount represents total liabilities of unconsolidated apartment entities.  The adjustment represents a reduction for the venture partners’ respective share of liabilities and an adjustment to reflect the Company’s share of the outstanding principal value of mortgage indebtedness. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Supplemental Financial Data	Page 18

3rd Quarter 2016

Margin Analysis and Company Undepreciated Book Value Per Share

(In thousands, except per unit data) - (Unaudited)

Margin Analysis

	Nine months ended September 30, 2016
		Property	Net
	Rental and	Operating &	Operating
	Other Property	Maintenance	Income	NOI	Expense
	Revenues	Expenses	("NOI")	Margin	Margin
Same store communities	$274,059	$106,296	$167,763	61.2%	38.8%
Newly stabilized communities	3,278	1,583	1,695	51.7%	48.3%
Lease-up communities	4,447	2,536	1,911	N/A	N/A
Other property segments:
Corporate apartments	5,031	4,493	538	10.7%	89.3%
Commercial	12,134	4,341	7,793	64.2%	35.8%
Corporate property management expenses (1)	-	9,512	(9,512)
	$298,949	$128,761
Consolidated property NOI (2)			$170,188

Third-party management fees			$705

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$9,512
Less: Third-party management fees	(705)
Net property management expenses	$8,807

Denominator:
Total rental and other property revenues	$298,949
Less: Corporate apartment revenues	(5,031)
Adjusted property revenues	$293,918

Net property management expenses as a
percentage of adjusted property revenues	3.0%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 2 on page 23 for a reconciliation of consolidated property NOI to GAAP net income.

Calculation of Company Undepreciated Book Value Per Share

September 30, 2016
Total Company shareholders' equity per balance sheet	$1,192,921
Plus:
Accumulated depreciation, per balance sheet	1,091,705
Noncontrolling interest of common unitholders - Operating Partnership	7,477
Less:
Preferred shares at liquidation value	(43,392)
Total undepreciated book value (A)	$2,248,711
Total common shares and units (B)	53,622
Company undepreciated book value per share and unit (A÷B)	$41.94

Supplemental Financial Data	Page 19

3rd Quarter 2016

Non-Gaap Financial Measures And Other Defined Terms

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data.  These non-GAAP financial measures include FFO, AFFO, property net operating income, operating capital expenditures and certain debt statistics and ratios.  The definitions of these non-GAAP financial measures are summarized below.  The Company uses these measures to monitor the operating and financial performance of the Company and believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, non-cash impairment charges on depreciable real estate, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance.

In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company uses AFFO as a supplemental non-GAAP measure. AFFO is defined by the Company as FFO less operating capital expenditures and after adjusting for the impact of debt extinguishment gains (losses), if any. AFFO is used as an additional measure in evaluating Company performance, as an indication of the REIT’s ability to fund its operating capital expenditures through earnings and in reviewing its common dividend policy over time. In addition, since other equity REITs provide AFFO, or similar supplemental measures, to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company’s calculation of AFFO is reconciled to the line on its consolidated statement of cash flows entitled “net cash provided by operating activities”, the comparable GAAP measure (see Table 1).

Property Net Operating Income (“NOI”) - The Company uses property NOI, including same store NOI and same store NOI by market, as a reportable segment operating performance measures. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that property NOI is an important measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store segment groupings and individual properties. Additionally, the Company believes that property NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to property NOI (see Tables 2 and 3).

Supplemental Financial Data	Page 20

3rd Quarter 2016

Operating Capital Expenditures - The Company uses aggregate Company and same store annually recurring and periodically recurring capital expenditures as cash flow measures. The Company believes that aggregate Company and same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its communities on an ongoing basis. Aggregate company annually recurring and periodically recurring capital expenditures include information with respect to the Company’s reportable operating segments consisting of fully stabilized (same store) communities, newly stabilized communities, lease-up communities, held for sale communities, sold communities and commercial properties. Aggregate company annually recurring and periodically recurring capital expenditures are reported on the line in the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures (see Table 7).

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure (see Tables 4, 5 and 6). These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate assets (adjusted for joint venture partner’s share of debt);  (4) total debt plus preferred equity as a percentage of undepreciated real estate assets (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes and the Company’s unsecured line of credit agreements. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics.  Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses.  Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics – The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance.  The Company defines average economic occupancy as gross potential rent plus other rental fees less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

Supplemental Financial Data	Page 21

3rd Quarter 2016

Reconciliations Of Supplemental Non-Gaap Financial Measures

Table 1 - Reconciliation of Adjusted Funds From Operations to GAAP Net Cash Flow Provided by Operating Activities

(In thousands) - (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$63,851	$45,771	$157,392	$133,646
Changes in components of working capital	(21,545)	(2,066)	(24,043)	(4,810)
Dividends to preferred shareholders	(922)	(922)	(2,766)	(2,766)
Non-cash expenses	(1,075)	(1,597)	(4,154)	(5,605)
Distributions from unconsolidated entities	(568)	(448)	(2,057)	(1,503)
Equity in earnings of unconsolidated entities, net of depreciation	1,072	903	2,908	2,467
Corporate depreciation	(369)	(361)	(1,085)	(1,051)
Annually and periodically recurring property capital expenditures	(6,476)	(7,409)	(19,256)	(16,071)
Adjusted funds from operations available to common
shareholders and unitholders	$33,968	$33,871	$106,939	$104,307

A summary of net cash provided by (used in) operating, investing and financing activities from the Company’s statements of cash flows is detailed below.

	Nine months ended
	September 30,
	2016	2015

Net cash provided by operating activities	$157,392	$133,646

Net cash used in investing activities	$(134,417)	$(107,448)

Net cash used in financing activities	$(46,526)	$(103,751)

Supplemental Financial Data	Page 22

3rd Quarter 2016

Table 2 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Nine months ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2016	2015	2016	2016	2015
Total same store NOI	$58,064	$54,418	$54,949	$167,763	$161,019
Property NOI from other operating segments	1,142	305	625	2,425	344
Consolidated property NOI	59,206	54,723	55,574	170,188	161,363
Add (subtract):
Interest income	-	34	-	1	158
Other revenues	273	337	283	828	924
Depreciation	(23,949)	(22,073)	(22,794)	(69,452)	(64,748)
Interest expense	(7,427)	(8,217)	(7,534)	(22,727)	(24,631)
General and administrative	(4,474)	(4,622)	(3,761)	(13,121)	(13,989)
Investment and development	(44)	(73)	(33)	(102)	(583)
Other investment costs	(87)	(165)	(76)	(240)	(453)
Merger expenses	(6,468)	-	-	(6,468)	-
Other expenses	-	-	(67)	(400)	-
Equity in income of unconsolidated
real estate entities, net	921	603	589	2,153	1,568
Gains on sales of real estate assets, net	-	-	-	-	1,475
Other income (expense), net	(316)	(357)	(110)	(821)	(1,061)
Net loss on extinguishment of indebtedness	-	-	-	-	(197)
Net income	$17,635	$20,190	$22,071	$59,839	$59,826

Supplemental Financial Data	Page 23

3rd Quarter 2016

Table 3 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

.	Three months ended			Q3 '16	Q3 '16	Q3 '16
	September 30,	September 30,	June 30,	vs. Q3 '15	vs. Q2 '16	% Same
	2016	2015	2016	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$ 23,533	$ 22,560	$ 23,124	4.3%	1.8%
Dallas	19,569	19,013	19,155	2.9%	2.2%
Houston	2,669	2,949	2,804	(9.5)%	(4.8)%
Austin	4,577	4,452	4,536	2.8%	0.9%
Washington, D.C. Metro	15,781	15,700	15,754	0.5%	0.2%
Tampa	11,393	10,899	11,285	4.5%	1.0%
Orlando	6,334	6,101	6,280	3.8%	0.9%
Charlotte	7,176	7,044	7,132	1.9%	0.6%
Raleigh	1,353	1,262	1,362	7.2%	(0.7)%
Total rental and other revenues	92,385	89,980	91,432	2.7%	1.0%

Property operating and maintenance
expenses (exclusive of depreciation
and amortization)
Atlanta	$ 7,495	$ 8,515	8,857	(12.0)%	(15.4)%
Dallas	8,848	8,281	8,996	6.8%	(1.6)%
Houston	1,236	1,308	1,275	(5.5)%	(3.1)%
Austin	2,195	2,230	2,286	(1.6)%	(4.0)%
Washington, D.C. Metro	5,722	6,089	5,647	(6.0)%	1.3%
Tampa	3,762	3,859	4,190	(2.5)%	(10.2)%
Orlando	2,215	2,519	2,368	(12.1)%	(6.5)%
Charlotte	2,416	2,229	2,408	8.4%	0.3%
Raleigh	432	532	456	(18.8)%	(5.3)%
Total	34,321	35,562	36,483	(3.5)%	(5.9)%

Net operating income
Atlanta	16,038	14,045	14,267	14.2%	12.4%	27.6%
Dallas	10,721	10,732	10,159	(0.1)%	5.5%	18.5%
Houston	1,433	1,641	1,529	(12.7)%	(6.3)%	2.5%
Austin	2,382	2,222	2,250	7.2%	5.9%	4.1%
Washington, D.C. Metro	10,059	9,611	10,107	4.7%	(0.5)%	17.3%
Tampa	7,631	7,040	7,095	8.4%	7.6%	13.1%
Orlando	4,119	3,582	3,912	15.0%	5.3%	7.1%
Charlotte	4,760	4,815	4,724	(1.1)%	0.8%	8.2%
Raleigh	921	730	906	26.2%	1.7%	1.6%
Total same store NOI	$ 58,064	$ 54,418	$ 54,949	6.7%	5.7%	100.0%

Average rental rate per unit
Atlanta	$ 1,458	$ 1,405	$ 1,446	3.8%	0.8%
Dallas	1,321	1,289	1,312	2.5%	0.7%
Houston	1,438	1,496	1,475	(3.9)%	(2.5)%
Austin	1,600	1,583	1,590	1.1%	0.6%
Washington, D.C. Metro	1,901	1,890	1,895	0.6%	0.3%
Tampa	1,567	1,500	1,547	4.5%	1.3%
Orlando	1,563	1,508	1,555	3.6%	0.5%
Charlotte	1,336	1,310	1,322	2.0%	1.0%
Raleigh	1,101	1,077	1,093	2.2%	0.7%
Total average rental rate per unit	1,492	1,456	1,483	2.5%	0.6%

Supplemental Financial Data	Page 24

3rd Quarter 2016

Table 3 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Nine months ended
	September 30,	September 30,	%
	2016	2015	Change
Rental and other revenues
Atlanta	$ 69,412	$ 66,746	4.0%
Dallas	57,775	55,883	3.4%
Houston	8,275	8,684	(4.7)%
Austin	13,626	13,137	3.7%
Washington, D.C. Metro	46,976	46,175	1.7%
Tampa	33,881	32,387	4.6%
Orlando	18,831	17,913	5.1%
Charlotte	21,290	20,729	2.7%
Raleigh	3,993	3,677	8.6%
Total rental and other revenues	274,059	265,331	3.3%

Property operating and maintenance
expenses (exclusive of depreciation
and amortization)
Atlanta	$ 25,300	$ 25,852	(2.1)%
Dallas	26,386	24,737	6.7%
Houston	3,772	3,733	1.0%
Austin	6,656	6,429	3.5%
Washington, D.C. Metro	16,875	17,110	(1.4)%
Tampa	11,795	11,345	4.0%
Orlando	6,952	6,874	1.1%
Charlotte	7,121	6,732	5.8%
Raleigh	1,439	1,500	(4.1)%
Total	106,296	104,312	1.9%

Net operating income
Atlanta	44,112	40,894	7.9%
Dallas	31,389	31,146	0.8%
Houston	4,503	4,951	(9.0)%
Austin	6,970	6,708	3.9%
Washington, D.C. Metro	30,101	29,065	3.6%
Tampa	22,086	21,042	5.0%
Orlando	11,879	11,039	7.6%
Charlotte	14,169	13,997	1.2%
Raleigh	2,554	2,177	17.3%
Total same store NOI	$ 167,763	$ 161,019	4.2%

Average rental rate per unit
Atlanta	$ 1,445	$ 1,390	4.0%
Dallas	1,312	1,275	2.9%
Houston	1,467	1,505	(2.5)%
Austin	1,591	1,574	1.1%
Washington, D.C. Metro	1,894	1,899	(0.3)%
Tampa	1,549	1,478	4.8%
Orlando	1,550	1,490	4.0%
Charlotte	1,324	1,298	2.0%
Raleigh	1,092	1,070	2.1%
Total average rental rate per unit	1,482	1,446	2.5%

Supplemental Financial Data	Page 25

3rd Quarter 2016

Table 4 – Financial Debt Covenant Calculations – Senior Unsecured Public Notes

Ratio of Consolidated Debt to Total Assets
As of
September 30, 2016
Outstanding principal value of consolidated debt (A)	$951,124
Total assets, as defined (B) (1)	$3,408,594
Computed ratio (A÷B)	28%
Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Outstanding principal value of secured debt (C)	$187,267
Computed ratio (C÷B)	5%
Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Outstanding principal value of consolidated debt (A)	$951,124
Outstanding principal value of secured debt (C)	(187,267)
Outstanding principal value of unsecured debt (D)	$763,857
Total unencumbered assets, as defined (E) (1)	$3,188,881
Computed ratio (E÷D)	4.2x
Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual
Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (2)	$219,989
Annual Debt Service Charge, as defined (G) (2)	$31,633
Computed ratio (F÷G)	7.0x
Required minimum ratio	1.5x

1)	The Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations, as defined, is detailed below.

As of
September 30, 2016
Total real estate assets	$2,282,016
Add:
Investments in and advances to unconsolidated real estate entities	3,645
Accumulated depreciation	1,091,705
Other tangible assets	31,228
Total assets for public debt covenant computations	3,408,594
Less:
Encumbered real estate assets	(216,068)
Investments in and advances to unconsolidated real estate entities	(3,645)
Total unencumbered assets for public debt covenant computations	$3,188,881

Supplemental Financial Data	Page 26

3rd Quarter 2016

Table 4 (con’t) – Financial Debt Covenant Calculations – Senior Unsecured Public Notes

2)	The Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge, as defined, is detailed below.

The computation below reflects annualized 2016 results for comparison and presentation purposes. The actual calculation of these ratios requires the use of annual trailing financial data. The computations using annual trailing financial data for the year ended December 21, 2015, reflected compliance with the debt covenants.

Nine months ended
Consolidated income available for debt service, as defined	September 30, 2016
Net income	$59,839
Add:
Depreciation	69,452
Depreciation (company share) - unconsolidated entities	755
Interest expense:
Interest expense, excluding debt cost amortization	21,892
Debt cost amortization	835
Interest expense (company share) - unconsolidated entities:
Interest expense, excluding debt cost amortization	1,833
Debt cost amortization	22
Other non-cash (income) expense, net (a)	3,468
Merger expenses	6,468
Income tax expense (benefit), net	428
Consolidated income available for debt service	$164,992
Consolidated income available for debt service (annualized)	$219,989

Annual debt service charge, as defined
Interest expense, excluding debt cost amortization	$21,892
Interest expense, excluding debt cost amortization - unconsolidated entities	1,833
Annual debt service charge	$23,725
Annual debt service charge (annualized)	$31,633

a)	Includes debt cost amortization of $579 relating to the Company’s unsecured revolving lines of credit.

Supplemental Financial Data	Page 27

3rd Quarter 2016

Table 5 – Computation of Debt Statistics

(In thousands)

	As of September 30,
	2016	2015
Total real estate assets per balance sheet	$2,282,016	$2,181,641
Plus:
Company share of real estate assets held in unconsolidated entities	57,433	57,461
Company share of accumulated depreciation - assets held in unconsolidated entities	16,777	15,388
Accumulated depreciation per balance sheet	1,091,705	1,001,342
Total undepreciated real estate assets (A)	$3,447,931	$3,255,832

Outstanding principal value of total consolidated debt	$951,124	$890,292
Plus:
Company share of outstanding principal value of debt held in unconsolidated entities	49,531	49,531
Total outstanding principal value of debt (adjusted for joint venture partners' share of debt) (B)	$1,000,655	$939,823

Total outstanding principal value of debt as a % of undepreciated real estate assets
(adjusted for joint venture partners' share of debt) (B÷A)	29.0%	28.9%

Outstanding principal value of total consolidated debt	$951,124	$890,292
Plus:
Company share of outstanding principal value of debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392
Total outstanding principal value of debt and liquidation value of preferred equity (adjusted
for joint venture partners' share of debt) (C)	$1,044,047	$983,215

Total outstanding principal value of debt and liquidation value preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners' share of real estate assets
and debt) (C÷A)	30.3%	30.2%

Supplemental Financial Data	Page 28

3rd Quarter 2016

Table 6 - Computation of Debt Coverage Ratios

(In thousands)

	Nine months ended
	September 30,
	2016	2015
Net income	$59,839	$59,826
Other non-cash (income) expense, net (1)	3,468	4,709
Income tax expense (benefit), net	428	756
Gains on sales of real estate assets, net	-	(1,475)
Net loss on extinguishment of indebtedness	-	197
Merger expenses	6,468	-
Depreciation expense	69,452	64,748
Depreciation (company share) - unconsolidated entities	755	900
Interest expense:
Interest expense, excluding debt cost amortization	21,892	23,773
Debt cost amortization	835	858
Interest expense (company share) - unconsolidated entities:
Interest expense, excluding debt cost amortization	1,833	1,827
Debt cost amortization	22	22
Income available for debt service, as defined (A)	$164,992	$156,141
Annualized income available for debt service, as defined (B)	$219,989	$208,188

Interest expense, excluding debt cost amortization	$21,892	$23,773
Interest expense, excluding debt cost amortization - unconsolidated entities	1,833	1,827
Adjusted interest expense, as defined (C)	23,725	25,600
Capitalized interest	5,463	3,328
Adjusted interest expense, as defined (including capitalized interest) (D)	$29,188	$28,928

Fixed charges for purposes of computation -
Adjusted interest expense	$23,725	$25,600
Dividends to preferred shareholders	2,766	2,766
Fixed charges (E)	26,491	28,366
Capitalized interest	5,463	3,328
Fixed charges (including capitalized interest) (F)	$31,954	$31,694

Total outstanding principal value of debt (adjusted for joint venture partners' share of debt) (see Table 5) (G)	$1,000,655	$939,823

Interest coverage ratio (A÷C)	7.0x	6.1x
Interest coverage ratio (including capitalized interest) (A÷D)	5.7x	5.4x
Fixed charge coverage ratio (A÷E)	6.2x	5.5x
Fixed charge coverage ratio (including capitalized interest) (A÷F)	5.2x	4.9x
Total outstanding principal value of debt to annualized income available for debt service ratio (G÷B)	4.5x	4.5x

1)	Includes debt cost amortization of $579 and $456 for the nine months ended September 30, 2016 and 2015, respectively, related to the Company’s unsecured revolving lines of credit.

Supplemental Financial Data	Page 29

3rd Quarter 2016

Table 7 – Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Annually recurring capital expenditures by operating segment
Same store communities	$4,927	$5,218	$14,380	$11,185
Newly stabilized communities	-	3	6	6
Lease-up communities	1	-	5	-
Commercial and other segments	194	185	395	354

Total annually recurring capital expenditures	$5,122	$5,406	$14,786	$11,545
Periodically recurring capital expenditures by operating segment
Same store communities	$789	$1,587	$2,929	$3,676
Newly stabilized communities	-	1	-	1
Lease-up communities	-	-	-	-
Commercial and other segments	565	415	1,541	849

Total periodically recurring capital expenditures	$1,354	$2,003	$4,470	$4,526

Total revenue generating capital expenditures	$3,416	$3,707	$9,388	$7,653

Decrease (increase) in capital expenditure accruals, net of commercial leasing costs	$119	$(759)	$(82)	$(1,057)

Total property capital expenditures per statements of cash flows	$10,011	$10,357	$28,562	$22,667

Supplemental Financial Data	Page 30